Exhibit 99.20

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of July 9, 2025

by and between

CITI REAL ESTATE FUNDING INC.
(Initial Note A-1 Holder, Initial Note A-2 Holder and Initial Note A-3 Holder)

and

AREF 2 WH WF LLC
(Initial Note A-4 Holder, Initial Note A-5-1 Holder, Initial Note A-5-2 Holder,
Initial Note A-5-3-1 Holder and Initial Note A-5-3-2 Holder)

Gateway Industrial Center

TABLE OF CONTENTS

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THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of July 9, 2025 by and between CITI REAL ESTATE FUNDING INC., a New York corporation (“Citi”, and in its capacity as initial owner of the Note A-1, the “Initial Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), Citi (in its capacity as initial owner of the Note A-2, the “Initial Note A-2 Holder”), Citi (in its capacity as initial owner of the Note A-3, the “Initial Note A-3 Holder”), AREF 2 WH WF LLC, a Delaware limited liability company (“AREF”, and in its capacity as initial owner of the Note A-4, the “Initial Note A-4 Holder”), AREF (in its capacity as initial owner of the Note A-5-1, the “Initial Note A-5-1 Holder”), AREF (in its capacity as initial owner of the Note A-5-2, the “Initial Note A-5-2 Holder”), AREF (in its capacity as initial owner of the Note A-5-3-1, the “Initial Note A-5-3-1 Holder”) and AREF (in its capacity as initial owner of the Note A-5-3-2, the “Initial Note A-5-3-2 Holder” and, together with the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5-1 Holder, the Initial Note A-5-2 Holder and the Initial Note A-5-3-1 Holder, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), Citi and Argentic Real Estate Finance 2 LLC (“AREF2”) originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (collectively, the “Mortgage Loan Borrower”), which was evidenced, inter alia, by five (5) promissory notes (“Note A-1”, “Note A-2”, “Note A-3”, “Note A-4” and “Original Note A-5”, respectively) in the aggregate original principal amount of $93,000,000.00, made by the Mortgage Loan Borrower in favor of Citi and AREF2, as applicable, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement (the “Mortgaged Property”);

WHEREAS, Citi, AREF2 and the Mortgage Loan Borrower agreed, pursuant to that certain Note Splitter and Loan Modification Agreement, dated as of June 16, 2025 between such parties, to split Original Note A-5 into (i) one replacement consolidated, amended and restated promissory note in the original principal amount of $8,000,000.00 (“Note A-5-1”) made by the Mortgage Loan Borrower in favor of AREF2, (ii) one replacement consolidated, amended and restated promissory note in the original principal amount of $5,000,000.00 (“Note A-5-2”) made by the Mortgage Loan Borrower in favor of AREF2 and (iii) one replacement consolidated, amended and restated promissory note in the original principal amount of $3,500,000.00 (“Original Note A-5-3”) made by the Mortgage Loan Borrower in favor of AREF2;

WHEREAS, AREF2 transferred Note A-4, Note A-5-1, Note A-5-2 and Note A-5-3 to AREF;

WHEREAS, Citi, AREF and the Mortgage Loan Borrower have agreed, pursuant to that certain Second Note Splitter and Loan Modification Agreement, dated as of July 9, 2025 between such parties, to split Original Note A-5-3 into (i) one replacement consolidated, amended and restated promissory note in the original principal amount of $2,250,000.00 (“Note A-5-3-1”) made by the Mortgage Loan Borrower in favor of the Initial Note A-5-3-1 Holder and (ii) one replacement consolidated, amended and restated promissory note in the original principal amount of $1,250,000.00 (“Note A-5-3-2”) made by the Mortgage Loan Borrower in favor of the Initial Note A-5-3-2 Holder; and

WHEREAS, the Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder, Initial Note A-5-1 Holder, Initial Note A-5-2 Holder, Initial Note A-5-3-1 Holder and Initial Note A-5-3-2 Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-1, Note A-5-2, Note A-5-3-1 and Note A-5-3-2 respectively;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto (or any analogous term) in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Activity” shall mean any review, analysis, comfort, verification, manipulation, reorganization, restructuring, recompilation, recomposition, revision or modification of any information or data.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent which office initially shall be the office of the Initial Note A-1 Holder listed on Exhibit B hereto and after the Securitization Date, shall be the office of the Master Servicer. The Agent Office is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“AREF” shall have the meaning assigned to such term in the preamble to this Agreement.

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“AREF2” shall have the meaning assigned to such term in the preamble to this Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed as provided in the Lead Securitization Servicing Agreement.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“CDO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall mean the certificate administrator under the Lead Securitization Servicing Agreement, if any.

“Citi” shall have the meaning assigned to such term in the preamble to this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Companion Distribution Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” and “under common Control” have meanings correlative thereto.)

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“Controlling Class Representative” shall have the meaning assigned to the term “Directing Certificateholder” in the Lead Securitization Servicing Agreement.

“Controlling Note Holder” shall mean the Note A-1 Holder; provided that at any time Note A-1 is included in the Lead Securitization, references to the “Controlling Note Holder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder or under the Lead Securitization Servicing Agreement, as and to the extent provided in the Lead Securitization Servicing Agreement; provided that if at any time any portion of Note A-1 (or, for so long as Note A-1 is included in a Securitization, 50% or more of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, Note A-1 (or the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder and the rights of the Controlling Note Holder shall be deemed null and void and no Mortgage Loan Borrower or any Affiliate of Mortgage Loan Borrower shall be entitled to exercise such rights. If Note A-1 is included in a Securitization, the Lead Securitization Servicing Agreement may contain additional limitations on the rights of the designated party entitled to exercise the rights of the “Controlling Note Holder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Depositor” shall mean the “depositor” under the Lead Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

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“Initial Note A-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-5-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-5-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-5-3-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-5-3-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interim Servicer” shall have the meaning assigned to such term in Section 2(a).

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents).

“Interested Person” shall mean the Depositor, each Non-Lead Depositor, the Master Servicer, each Non-Lead Master Servicer, the Special Servicer, each Non-Lead Special Servicer, each Non-Lead Trustee, any Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, each Non-Lead Operating Advisor, the Controlling Note Holder, the Controlling Note Holder Representative, each Non-Controlling Note Holder, each Non-Controlling Note Holder

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Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors in interest.

“Lead Securitization” shall mean (a) during the period from and after the Securitization of any Note other than Note A-1 and prior to the Securitization of Note A-1, the Securitization with the earliest closing date, and (b) on and after the Securitization of Note A-1, the Securitization of Note A-1.

“Lead Securitization Note” shall mean a Note held by the Lead Securitization.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note(s).

“Lead Securitization Servicing Agreement” shall mean (i) the pooling and servicing agreement entered in connection with the Lead Securitization and (ii) on and after the date on which the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with Section 2(a).

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Lead Securitization Servicing Agreement; provided that at any time that Note A-1 is not included in the Lead Securitization, “Major Decision” shall mean:

(i)                             any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                         any amendment, modification, waiver, and/or consent to any amendment, modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the maturity date of the Mortgage Loan;

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(iii)                      following a default or an event of default with respect to the Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)                      any sale of the Mortgage Loan (when it is a Defaulted Loan (as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement)) or REO Property for less than the applicable Purchase Price (as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement);

(v)                         any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement) located at the Mortgaged Property or REO Property;

(vi)                      any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)                   any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)                any incurrence of additional debt by Mortgage Loan Borrower or any mezzanine financing by any beneficial owner of Mortgage Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)                        any (a) material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof or (b) action to enforce rights with respect thereto or decision not to enforce such rights;

(x)                          any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)                       releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves,

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other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)                    any acceptance of an assumption agreement releasing Mortgage Loan Borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii)                 any determination of an Acceptable Insurance Default (as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement);

(xiv)                 any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances described in paragraph (c) of the definition of “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement); or

(xv)                    any approval of a Major Lease (as defined in the Mortgage Loan Documents) to the extent lender’s approval is required by the Mortgage Loan Documents;

(xvi)                 the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of Mortgage Loan Borrower;

(xvii)             any approval of any budgets to the extent lender’s approval is required by the Mortgage Loan Documents;

(xviii)          approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the Mortgage Loan rather than to restoration of the Mortgaged Property, other than pursuant to the specific terms of the Mortgage Loan Documents and for this there is no lender discretion;

(xix)                  any enforcement by lender of any cure right or the exercise of any remedies under any management agreement and/or franchise agreement, and any subordination and non-disturbance, comfort letter, recognition agreement or similar agreement related thereto; and

(xx)                     any amendment, modification or termination of any condominium documents or consenting to the removal of the Mortgaged Property from condominium ownership, in each case to the extent Lender approval is required under the Mortgage Loan Documents.

“Master Servicer” shall mean (i) prior to the first Securitization Date, the Interim Servicer, and (ii) on and after the first Securitization Date, the master servicer appointed under the Lead Securitization Servicing Agreement to service the Mortgage Loan.

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“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar DBRS” shall mean DBRS, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of June 9, 2025, between the Mortgage Loan Borrower, as borrower, and Citi and AREF2, as lenders, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“New Notes” shall have the meaning assigned to such term in Section 31.

“Nonrecoverable Servicing Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Non-Controlling Note” shall mean any Note other than Note A-1.

“Non-Controlling Note Holder” shall mean each Holder of a Non-Controlling Note; provided that with respect to each Non-Controlling Note, at any time such Non-Controlling Note is included in a Securitization, references to the “Non-Controlling Note Holder” herein shall mean the related Non-Lead Securitization Subordinate Class Representative or the controlling class representative under the related Non-Lead Securitization Servicing Agreement or any other party assigned the rights under the related Non-Lead Securitization Servicing Agreement to exercise the rights of the “Non-Controlling Note Holder” hereunder, as and to the extent provided in the Non-Lead Securitization Servicing Agreement and as to the

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identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided that with respect to each Non-Controlling Note, if at any time 50% or more of such Non-Controlling Note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” (as described above) is) the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, such Note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” as described above) shall not be entitled to exercise the rights of the such Non-Controlling Note Holder and there shall be deemed to be no Non-Controlling Note Holder hereunder with respect to such Non-Controlling Note. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party as representative of the “controlling class” holder(s) in respect of any Note that is exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement (it being understood for the avoidance of doubt that the Lead Securitization Note Holder (or the Master Servicer or Special Servicer on its behalf) may additionally need to deal with the master servicer, special servicer or other party to the related Non-Lead Securitization Servicing Agreement) and to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one such party as the representative of the “controlling class” holder(s), such Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) as the representative of the related “controlling class” holder(s) in exercising its rights as a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement, and such party shall provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the applicable Non-Controlling Note Holder, as the applicable Non-Controlling Note Holder under this Agreement. The related Non-Lead Securitization Servicing Agreement may contain additional limitations on the rights of the designated party entitled to exercise the rights of the related “Non-Controlling Note Holder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean an “asset representations reviewer” under any Non-Lead Securitization Servicing Agreement.

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“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization of all or a portion of a Non-Lead Securitization Note.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Note.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of any Non-Lead Securitization Note designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean a Securitization Trust into which a Non-Lead Securitization Note is deposited.

“Non-Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is not a Securitizing Note Holder with respect to such Securitization.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(b).

“Note A-1” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

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“Note A-1 Holder” shall mean the Initial Note A-1 Holder or any subsequent holder of Note A-1, as applicable.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder or any subsequent holder of Note A-2, as applicable.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-3” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder or any subsequent holder of Note A-3, as applicable.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-4” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-4 Holder” shall mean the Initial Note A-4 Holder or any subsequent holder of Note A-4, as applicable.

“Note A-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-4 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5-1” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-5-1 Holder” shall mean the Initial Note A-5-1 Holder or any subsequent holder of Note A-5-1, as applicable.

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“Note A-5-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-5-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5-2” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-5-2 Holder” shall mean the Initial Note A-5-2 Holder or any subsequent holder of Note A-5-2, as applicable.

“Note A-5-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-5-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5-3-1” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-5-3-1 Holder” shall mean the Initial Note A-5-3-1 Holder or any subsequent holder of Note A-5-3-1, as applicable.

“Note A-5-3-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-5-3-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5-3-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5-3-2” shall have the meaning assigned to such term in the recitals and the initial Principal Balance set forth on Exhibit A.

“Note A-5-3-2 Holder” shall mean the Initial Note A-5-3-2 Holder or any subsequent holder of Note A-5-3-2, as applicable.

“Note A-5-3-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-5-3-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5-3-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Holders” shall mean collectively, the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5-1 Holder, the Note A-5-2 Holder, the Note A-5-3-1 Holder and the Note A-5-3-2 Holder.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Principal Balance” means the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5-1 Principal Balance, the Note A-5-2 Principal Balance, the Note A-5-3-1 Principal Balance and the Note A-5-3-2 Principal Balance, as applicable.

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“Note Register” shall have the meaning assigned to such term in Section 15.

“Notes” shall mean, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-1, Note A-5-2, Note A-5-3-1 and Note A-5-3-2.

“Operating Advisor” shall mean the operating advisor appointed as provided in the Lead Securitization Servicing Agreement.

“Original Note A-5” shall have the meaning assigned to such term in the recitals.

“Original Note A-5-3” shall have the meaning assigned to such term in the recitals.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to the Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Non-Lead Securitization Note.

“Percentage Interest” shall mean, with respect to each Note Holder, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such Note Holder’s Note and the denominator of which is the aggregate Note Principal Balance of all of the Notes.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Primary Servicing Rights Proceeds” shall have the meaning assigned to such term in Section 3.

“Primary Servicing Rights Proceeds Recipient” shall have the meaning assigned to such term in Section 3.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

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“Qualified Institutional Lender” shall mean each of the Initial Note Holders and any of their respective Affiliates and any other U.S. Person that is:

(a)               an entity Controlled (as defined herein) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CDO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated by one or more Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)               one or more of the following:

(i)                            an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                         an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                      a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with such Securitization Vehicle (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager

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and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)                     an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                        an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (c)(i), (ii), (iv)(B) or (v) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Morningstar DBRS, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized

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statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of such Notes.

“Rating Agency Confirmation” shall mean prior to a Securitization, any action that would otherwise require a Rating Agency Confirmation shall instead require the consent of the Controlling Note Holder, which consent shall not be unreasonably withheld or delayed and after a Securitization, the meaning given thereto or any analogous term in the Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable, including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1125, as such rules may be amended from time to time, but only to the extent compliance is required as of the applicable date of determination, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(e).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, such special servicer has a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar DBRS, such special servicer has a ranking higher than or equal to “MOR CS3” as a special servicer, and (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings, and its successors in interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

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“SEC” shall mean the U.S. Securities and Exchange Commission or any successor thereto.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which one or more of the Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is contributing all or any portion of its Note to such Securitization.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Advance” shall have the meaning given thereto (or to the term “Property Advance”) in the Lead Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning given thereto in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement).

“Servicing Standard” shall have the meaning given thereto in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement).

“Special Servicer” shall mean the special servicer appointed under the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

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“Transfer” shall have the meaning assigned to such term in Section 14.

“Trustee” shall mean the trustee appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan.

(a)                   Notwithstanding anything herein to the contrary (and each Note Holder hereby agrees that this paragraph shall control over any conflicting provisions contained in this Agreement (including with respect to any other provisions containing the phrase “notwithstanding anything herein to the contrary” or words of similar effect or intent)), prior to the closing date of the Lead Securitization, (x) the Mortgage Loan shall be serviced pursuant to an interim servicing agreement entered into with an interim servicer appointed by Citi (the “Interim Servicer”), and (y) all servicing and other decisions regarding the Mortgage Loan shall be made: (i) with respect to matters set forth on Exhibit D hereto as constituting “Unanimous Decisions”, by unanimous consent of the Note Holders, and (ii) with respect to all other matters, except as otherwise expressly set forth in this Agreement or in the Servicing Agreement (provided that any conflict between the Servicing Agreement and this Agreement shall be resolved in favor of this Agreement), by the Controlling Note Holder.

Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement and this Agreement.

Each Note Holder acknowledges that the other Note Holders may elect, in their sole discretion, to include their Notes in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan on behalf of the Note Holders in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, shall provide information to each Non-Lead Master Servicer and Non-Lead Special Servicer under the related Non-Lead Securitization Servicing Agreement to enable each such Non-Lead Master Servicer and Non-Lead Special Servicer to perform its servicing duties under such related Non-Lead Securitization Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

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Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor and the appointment of the initial Special Servicer by the Controlling Note Holder as may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Securitization Servicing Agreement).

In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against the other Note Holders or limit the Servicer in enforcing the rights of one Note Holder against the other Note Holders; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency for each Securitization then outstanding with respect to which certificates thereof are then rated by such Rating Agency; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement (excluding, however, any obligation to make any P&I Advances in respect of the Lead Securitization Note(s) except as specifically agreed to by the Master Servicer, and provided that the Master Servicer’s right to reimbursement for Servicing Advances and Advance Interest thereon as set forth in Section 2(b) shall remain in effect) as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder, which with respect to the master servicer shall be a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement and with respect to the special servicer shall be an Approved Servicer.

(b)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note(s), if and to the extent provided in the Lead Securitization Servicing Agreement and this

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Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Note(s) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Lead Securitization Servicing Agreement including any provisions governing the determination of non-recoverability. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Servicing Advance, first from funds on deposit in the Collection Account or Companion Distribution Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Servicing Advances, if such funds on deposit in the Collection Account or Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of any Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for any interest accrued and payable on a Servicing Advance or a Nonrecoverable Servicing Advance at the Reimbursement Rate in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and from general collections of any Non-Lead Securitization as provided below. To the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Servicing Advance or any interest at the Reimbursement Rate accrued and payable on a Servicing Advance or a Nonrecoverable Servicing Advance, the applicable Non-Lead Securitization Note Holder (including, if the applicable Non-Lead Securitization Note has been included in any Non-Lead Securitization, from general collections or any other amounts from any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Servicing Advance or any such interest accrued and payable thereon at the Reimbursement Rate.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to such Non-Lead Securitization Note are insufficient for reimbursement of such amounts and to the extent that funds from general collections in the Lead Securitization are applied towards the Lead Securitization Note Holder’s pro rata share of the insufficiency. Each Non-Lead Securitization Note Holder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any

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director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) (collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to such Non-Lead Securitization Note are insufficient for reimbursement of such amounts, such Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if such Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

The master servicer under any Non-Lead Securitization (each, a “Non-Lead Master Servicer”) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the servicing agreement for the related Securitization (each, a “Non-Lead Securitization Servicing Agreement”) and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note(s) based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The applicable Non-Lead Master Servicer and the special servicer and the trustee under any Non-Lead Securitization Servicing Agreement (respectively, a “Non-Lead Special Servicer” and a “Non-Lead Trustee”), as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or any Non-Lead Trustee shall be required to notify the others of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note(s)) or any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to the related Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or any Non-Lead Master Servicer or any Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by any Non-Lead Master Servicer, any Non-Lead Special Servicer or any Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or any Non-Lead Master Servicer and any Non-Lead Trustee, as the case may be, of the other Securitizations within two (2) Business Days of making

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such determination. Each of the Master Servicer, the Trustee, the related Non-Lead Master Servicer and the related Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable first from the Collection Account or Companion Distribution Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of any Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(c)             Each Non-Lead Securitization Note Holder agrees that, if its Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                         the applicable Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Servicing Advances (and interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor to reimburse itself from the Lead Securitization Trust’s general collections, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                      each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the

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terms of Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement; provided that a Non-Lead Securitization Note Holder’s duty to pay, if any, Indemnified Items to the Operating Advisor shall be subject to any limitations and conditions (including limitations and conditions with respect to the timing of such payments and the sources of funds for such payments) as may be set forth from time to time in the related Non-Lead Securitization Servicing agreement with respect to the related Non-Lead Operating Advisor;

(iii)                   the related Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, the Operating Advisor and the Asset Representations Reviewer (i) if not provided by such Non-Lead Securitization Note Holder, promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of the related Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the related Non-Lead Trustee, the related Non-Lead Certificate Administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer, the related Non-Lead Operating Advisor, the related Non-Lead Asset Representations Reviewer and the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of a “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information); and

(iv)                  The Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(d)         The Lead Securitization Servicing Agreement shall provide that compensating interest payments as defined therein with respect to the Notes will be allocated by the Master Servicer between the Notes, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of any Non-Lead Securitization Note to the related Non-Lead Securitization Note Holder.

(e)          In the event the Lead Securitization Servicing Agreement provides that as a condition precedent to any action a filing must be made by each Non-Lead Depositor in order for the Depositor to comply with the Depositor’s requirements under the Exchange Act, each Non-Lead Securitization Note Holder (including the related Non-Lead Depositor and

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related Non-Lead Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(f)               Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement and each other Note Holder notice of the Non-Lead Securitization to which the subject Non-Lead Securitization Note has been contributed, respectively in writing (which may be by e-mail) prior to or promptly following the closing of the related Securitization. With respect such notices given to the parties to the Lead Securitization Servicing Agreement, such notice shall contain contact information for each of the parties to the pooling and servicing agreement entered into in connection with the Securitization of the Note with respect to which notice is being given.

(g)         The Lead Securitization Servicing Agreement shall provide that if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall reasonably cooperate with the related Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, and are not in the possession of such Non-Lead Asset Representations Reviewer, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer or custodian, and not subject to any confidentiality provisions, as the case may be, but in any event excluding any documents known to the Master Servicer, the Special Servicer, the Trustee or the Custodian to contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

(h)         In addition to the foregoing, each Securitization Servicing Agreement shall contain terms and conditions that are customary for securitization transactions involving assets similar to the Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such Securitization Servicing Agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the Rating Agencies rating the related Securitization.

Section 3.                Priority of Payments. Each Note shall be of equal priority, and no portion of any Note shall have priority or preference over any portion of any other Note or security therefor. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Scheduled Interest Payments, Scheduled Principal Payment, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of

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property protection expenses or Servicing Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances (and interest thereon) made with respect to any Note which may only be reimbursed out of payments and collections allocable to such Note, (ii) any Servicing Fees due to the Master Servicer in excess of any Non-Lead Securitization Note’s pro rata share of that portion of such Servicing Fees calculated at the Servicing Fee Rate applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) to any Servicer (or the Trustee as successor to the Servicer), with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including without limitation, any additional trust fund expenses relating to the Mortgage Loan (but subject to second paragraph of Section 5(d) hereof) and any Special Servicing Fees, Liquidation Fees, Workout Fees, Penalty Charges (to the extent provided in the immediately following paragraph), amounts paid by the Borrower in respect of modification fees or assumption fees and any other additional compensation payable pursuant to the Lead Securitization Servicing Agreement), shall be applied by the Servicer (or its designee) to the Notes on a Pro Rata and Pari Passu Basis.

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid shall be allocated to the Notes on a Pro Rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce, on a pro rata basis, the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay additional trust fund expenses (including Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note(s), be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to each Non-Lead Securitization Note, be paid, (x) prior to the securitization of such Note, to the related Non-Lead Securitization Note Holder and (y) following the securitization of such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Any proceeds received by any Note Holder from the sale of master servicing rights with respect to its Note shall be for its own account. Any Note Holder that receives proceeds from the sale of the primary servicing rights with respect to the entire Mortgage Loan (the “Primary Servicing Rights Proceeds”) shall remit to the other Note Holders, promptly upon receipt thereof, such amounts as are required such that each Note Holder receives its pro rata share of such proceeds on a Pro Rata and Pari Passu Basis. Notwithstanding the preceding sentence, if a Note is held by a Securitization Trust at a time when its Note Holder would be entitled to receive any amount under such preceding sentence, such amount shall be remitted to

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the Person that was the Note Holder of such Note immediately prior to the transfer of such Note to the depositor for such Securitization. On and after the Lead Securitization Date, if the Primary Servicing Rights Proceeds (or any portion thereof) are required to be repaid to the Master Servicer, each Person that received its pro rata share of such Primary Servicing Rights Proceeds in its capacity as a Note Holder as contemplated by the preceding sentence (each such Person, a “Primary Servicing Rights Proceeds Recipient”) shall be obligated to pay the Master Servicer its pro rata share of the Primary Servicing Rights Proceeds (or portion thereof) required to be repaid to such Master Servicer; provided, however, that such obligation shall remain an obligation of such Primary Servicing Rights Proceeds Recipient notwithstanding any transfer of the related Note(s) (and the related rights under this Agreement) to a subsequent Note Holder absent an explicit written assumption of such obligation which assumption specifies this last paragraph of Section 3 of this Agreement.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

Section 5.                Administration of the Mortgage Loan.

(a)               Subject to this Agreement and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and the Non-Lead Securitization Note Holders shall have no voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, the Non-Lead Securitization Note Holders agree that they shall have no rights to, and hereby presently and irrevocably assign and convey to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holders have to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization

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Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Each Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder), upon the Mortgage Loan becoming a Defaulted Loan, to sell the Non-Lead Securitization Notes together with the Lead Securitization Note(s) as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement.

In connection with any such sale, the Special Servicer shall be required to sell each Non-Lead Securitization Note together with the Lead Securitization Note(s) in the manner set forth in the Lead Securitization Servicing Agreement and shall be required to require that all offers be submitted to the Certificate Administrator or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Trustee or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for the Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Lead Securitization Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the Appraiser conducting any such new Appraisal. In determining whether any such offer constitutes a fair price for the Mortgage Loan, the Trustee shall instruct the Appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Lead Securitization Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Holders in connection with making such determination.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Loan without the written consent of each Non-Lead Securitization Note Holder (provided that such consent is not required if a Non-Lead Securitization Note Holder is the Mortgage Loan Borrower or an affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to each Non-Lead Securitization Note Holder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each

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bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by any Non-Lead Securitization Note Holder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Lead Securitization Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale; provided, that such Non-Lead Securitization Note Holder may waive any of the delivery or timing requirements set forth in this sentence.

Subject to the terms of the Lead Securitization Servicing Agreement, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holders and the Non-Controlling Note Holder Representatives shall be permitted to bid at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Notes. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver their respective original Non-Lead Securitization Notes, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell any Non-Lead Securitization Note, and the obligations of a Non-Lead Securitization Note Holder to execute and deliver instruments or deliver its Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note(s) is repurchased by their applicable initial Holders from the trust fund established under the Lead Securitization Servicing Agreement in connection with a material breach of representation or warranty made by such initial Note Holder(s) with respect to the Lead Securitization Notes or material document defect with respect to the documents delivered by the such initial Note Holder(s) with respect to the Lead Securitization Note(s) upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the initial Note Holder(s) of the Lead Securitization Note(s) or any document delivery obligation imposed on such Note Holder(s) under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Note Holder(s) in connection with the Lead Securitization.

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(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Note Holders as a collective whole. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder without such Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is the same Person as or an Affiliate of the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to their rights as specifically provided for therein.

(c)               The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Lead Securitization Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Lead Securitization Servicing Agreement.

(d)               Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to the Non-Lead Securitization Note Holders (or their respective Non-Lead Securitization Subordinate Class Representative), within the same time frame it is required to provide to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) to consult with the Non-Lead Securitization Note Holders (or their respective Non-Lead Securitization Subordinate Class

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Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, a Non-Lead Securitization Note Holder (or its Non-Lead Securitization Subordinate Class Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by a Non-Lead Securitization Note Holder (or its Non-Lead Securitization Subordinate Class Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Lead Securitization Note Holders (or their respective Non-Lead Securitization Subordinate Class Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Securitization Subordinate Class Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with any Non-Lead Securitization Note Holder (or its Non-Lead Securitization Subordinate Class Representative), whether or not a Non-Lead Securitization Note Holder (or its Non-Lead Securitization Subordinate Class Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the non-binding consultation rights of a Non-Lead Securitization Note Holder (or its Non-Lead Securitization Subordinate Class Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Lead Securitization Note Holder (or its Non-Lead Securitization Subordinate Class Representative).

In addition to the consultation rights of the Non-Lead Securitization Note Holders (or their respective Non-Lead Securitization Subordinate Class Representative) provided in the immediately preceding paragraph, the Non-Lead Securitization Note Holders shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed; provided that such Non-Lead Securitization Note Holder, at the request of the Master Servicer or the Special Servicer, as applicable, shall execute a confidentiality agreement in form and substance satisfactory to it, the Master Servicer or the Special Servicer, as applicable, and the Lead Securitization Note Holder.

(e)               If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered

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such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one or more of the Notes is included in a REMIC and one or more other Notes are not, such other Note Holder(s) shall not be required to reimburse such Note Holder(s) or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

Section 6.                Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative.

(a)               The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Operating Advisor, Asset

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Representations Reviewer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator. So long as no Consultation Termination Event (including any such deemed event) is in effect pursuant to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder Representative shall be the Lead Securitization Subordinate Class Representative.

(b)               Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)               Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (with respect to such Non-Controlling Note Holder, the “Non-Controlling Note Holder Representative”). All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to

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the Non-Controlling Note Holders and the Non-Controlling Note Holder Representatives mutatis mutandis.

(d)               The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Lead Securitization Note hereunder and the rights and powers granted to the “Controlling Class Representative” or similar party under, and as defined in, the Lead Securitization Servicing Agreement with respect to the Mortgage Loan. In addition, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement) and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default if so provided for in the Lead Securitization Servicing Agreement) after receipt of the written recommendation and analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days (or five (5) Business Days if the Controlling Note Holder and the Special Servicer are affiliates or 30 days with respect to an Acceptable Insurance Default if so provided in the Lead Securitization Servicing Agreement) after delivery to the Controlling Note Holder by the applicable Servicer of written notice of a proposed Major Decision, then the Controlling Note Holder will be deemed to have approved such action.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection, direction, consent or advice contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or materially

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expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Note Holder agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Section 7.                Appointment of Special Servicer. Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holders, the Master Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7 and promptly deliver all information necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Exchange Act. Any such appointment of a replacement Special Servicer will not become effective unless all such information has been delivered to the Non-Lead Securitization Note Holders. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid.

If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the

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right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and each Non-Controlling Note Holder acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. The Controlling Note Holder and the Non-Controlling Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer will be an Approved Servicer or meet the Required Special Servicer Rating. The applicable Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Distribution Account.

Section 8.                Payment Procedure.

(a)               The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account, as applicable, pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified and available funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower and (ii) remit from the applicable account, (A) prior to the Securitization Date, within two (2) Business Days of receipt of properly identified funds (unless otherwise specified pursuant to an interim servicing agreement) and (B) on or after the Securitization Date, (1) with respect to the Lead Securitization Note(s), the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Note(s) and (2) with respect to each Non-Lead Securitization Note, (x) prior to the related Non-Lead Securitization, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Note(s) and (y) on or after the related Non-Lead Securitization, the earlier of the remittance date under the Lead Securitization Servicing Agreement and the business day immediately succeeding the “determination date” set forth in the Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note (but in any event no earlier than one (1) Business Day following the Monthly Payment Date), all payments received and allocable pursuant to this Agreement and the Lead Securitization Servicing Agreement with respect to such Non-Lead Securitization Note (net of amounts payable or reimbursable from such account) by wire transfer to accounts maintained by the applicable Note Holder.

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(b)               If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, a Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to such Non-Lead Securitization Note Holders and such Non-Lead Securitization Note Holder will promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holders, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Note Holder makes any payment to any Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from any Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. No Note Holder shall have any liability to the other Note Holders with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder; provided, however, that to the extent that any Securitization Servicing Agreement imposes a different standard of care on any party thereto, then such Securitization Servicing Agreement shall control.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of a Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no

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liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

Section 10.            Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not the Non-Lead Securitization Note Holders, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard and this Agreement.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note

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Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)               Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(c)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holders shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (x) prior to a Securitization, the consent of each non-transferring Note Holder or (y) after a Securitization of any Note Holder’s Note, Rating Agency Confirmation. Notwithstanding the foregoing, without each non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a

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Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it will pay the expenses of each non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes together in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency confirmation hereunder and the condition for such Rating Agency confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)               Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by

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its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder

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then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                           The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                        The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                    Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                    The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                       Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note Holder is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and

42

the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency for each Securitization then outstanding with respect to which certificates thereof are then rated by such Rating Agency; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement including, without limitation, in connection with the creation of New Notes pursuant to Section 31 or (iii) if and to the extent that it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer, Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14, Section 15, and the last paragraph of Section 3, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder. For the avoidance of doubt, the representations in Section 11 shall not be binding upon any Securitization Trust.

Section 20.            Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to

44

summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.           Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               The Non-Lead Securitization Note Holders shall and hereby agree to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to any Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to Non-Lead Securitization Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)               Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a

45

Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Securitization Note or otherwise until such Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Notes) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.            Cooperation in Securitization.

Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the related Securitizing Note Holder, each related Non-Securitizing Note Holder shall use reasonable efforts, at such Securitizing Note Holder’s expense, to satisfy, and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such Securitizing Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies in connection with such Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect such Securitization; provided, that

46

no Non-Securitizing Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Securitizing Note Holder or (ii) materially increase such Non-Securitizing Note Holder’s obligations or materially decrease such Non-Securitizing Note Holder’s rights, remedies or protections. In connection with any Securitization, each related Non-Securitizing Note Holder shall provide for inclusion in any disclosure document relating to such Securitization such information concerning such Non-Securitizing Note Holder and its Note as the related Securitizing Note Holder reasonably determines to be necessary or appropriate, and such Non-Securitizing Note Holder shall, at the Securitizing Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and such Securitizing Note Holder in connection with such Securitization (including, without limitation, reasonably cooperating with the Securitizing Note Holder (without any obligation to make additional representations and warranties) to enable the Securitizing Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and such Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to such Non-Securitizing Note Holder and its Note in any Securitization document. Each Note Holder acknowledges that in connection with any Securitization, the information provided by it in its capacity as a Non-Securitizing Note Holder to the related Securitizing Note Holder may be incorporated into the offering documents for such Securitization. Each Securitizing Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Securitizing Note Holder. The Securitizing Note Holder shall reasonably cooperate with each Non-Securitizing Note Holder by providing all information reasonably requested that is in the Securitizing Note Holder’s possession in connection with such Non-Securitizing Note Holder’s preparation of disclosure materials in connection with a Securitization.

Upon request, each Securitizing Note Holder shall deliver to each related Non-Securitizing Note Holder drafts of the preliminary and final offering memoranda, preliminary and final prospectuses, free writing prospectuses and any other disclosure documents and the pooling and servicing agreement for the Securitization of such Securitizing Note Holder’s Note and provide reasonable opportunity to review and comment on such documents.

The Lead Securitization Note Holder shall send or make available to each Non-Lead Securitization Note Holder and the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead-Securitization Servicing Agreement) (a) on or promptly following the Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (b) within two (2) Business Days after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (c) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes

47

made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Securitization Date).

Section 27.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Prior to the Securitization of any Note (including any New Note), all notices, reports, information or other deliverables required to be delivered to a Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Note Holder (or its Note Holder Representative) and, when so delivered to such Note Holder (or Note Holder Representative, as applicable), the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following the Securitization of any Note (including any New Note), as applicable, all notices, reports, information or other deliverables required to be delivered to a Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the master servicer and the special servicer with respect to such Securitization (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Securitization Servicing Agreement) and, when so delivered to such master servicer and the special servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement; provided, however, that all items that relate to a Non-Lead Depositor’s compliance with any applicable securities laws shall also be delivered to such Non-Lead Depositor.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

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(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.            Termination and Resignation of Agent.

(a)               The Agent may be terminated at any time upon ten (10) days’ prior written notice from the Lead Securitization Note Holder. In the event that the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)               The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Citi, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of Citi without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement (but subject to the Servicing Standard), for so long as any Initial Note Holder or an affiliate thereof (an “Original Entity”) is the owner of all or any portion of a Note that is not included in a Securitization (the “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of

49

the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Original Entity holding the New Notes shall notify each other Note Holder, the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Servicing Standard. Each New Note shall constitute a “Note” hereunder without any further act or deed. If the Lead Securitization Note Holder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of each other Note. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and (if the Original Entity so requests and directs) this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal and that each New Note shall be a “Note” hereunder and for the purpose of adding and modifying any definitions related thereto. If the Controlling Note is involved in any resizing contemplated by this Section 31, the applicable Note Holder shall be entitled to designate any one of the related New Notes as the Controlling Note, and the definitions of “Controlling Note” and “Controlling Note Holder” shall be deemed to have been revised accordingly. Any New Note that is created in a resizing contemplated by this Section 31 and is not the Controlling Note shall be deemed to be a Non-Controlling Note under this Agreement, the definitions of “Non-Controlling Note” and “Non-Controlling Note Holder” shall be deemed to have been revised accordingly to include such New Notes, and the applicable Note Holders of such Non-Controlling Notes shall have the same rights and responsibilities as all other Non-Controlling Note Holders. For the avoidance of doubt, the parties agree and acknowledge that neither a modification or amendment to this Agreement nor a Rating Agency Confirmation shall be required in connection with the exercise of any rights under this Section 31.

Section 32.            Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Exchange Act.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

CITI REAL ESTATE FUNDING INC., a
New York corporation, as Initial Note A-1
Holder, Initial Note A-2 Holder and Initial
Note A-3 Holder

By:	/s/ Jason Mercandetti
Name: Jason Mercandetti
Title: Vice President

AREF 2 WH WF LLC, a Delaware limited
liability company, as Initial Note A-4
Holder, Initial Note A-5-1 Holder, Initial
Note A-5-2 Holder, Initial Note A-5-3-1
Holder and Initial Note A-5-3-2 Holder

By: Argentic Investment Management LLC, its
Investment Manager

By:	/s/ Ryan Supple
Name: Ryan Supple
Title: Authorized Signatory

(Co-Lender Agreement – Gateway Industrial Center)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	Innovo-Gateway Parcel A, LLC
Date of Mortgage Loan:	June 9, 2025
Date of Notes (other than Note A-5-1, Note A-5-2, Note A-5-3-1 and Note A-5-3-2):	June 9, 2025
Date of Note A-5-1 and Note A-5-2:	June 16, 2025
Date of Note A-5-3-1 and Note A-5-3-2:	July 9, 2025
Original Principal Amount of Mortgage Loan:	$93,000,000.00
Principal Amount of Mortgage Loan as of the date hereof:	$93,000,000.00
Initial Note A-1 Principal Balance:	$28,250,000.00
Initial Note A-2 Principal Balance:	$10,000,000.00
Initial Note A-3 Principal Balance:	$8,250,000.00
Initial Note A-4 Principal Balance:	$30,000,000.00
Initial Note A-5-1 Principal Balance:	$8,000,000.00
Initial Note A-5-2 Principal Balance:	$5,000,000.00
Initial Note A-5-3-1 Principal Balance:	$2,250,000.00
Initial Note A-5-3-2 Principal Balance:	$1,250,000.00
Location of Mortgaged Property:	Detroit, Michigan
Stated Maturity Date:	July 6, 2030

A-1

EXHIBIT B

1.       Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder and Initial Agent:

Citi Real Estate Funding Inc.

Notice Address:
Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com with copies to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Facsimile number: (347) 394-0898

with an electronic copy emailed to: raul.d.orozco@citi.com

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

B-1

2.       Initial Note A-4 Holder, Initial Note A-5-1 Holder, Initial Note A-5-2 Holder, Initial Note A-5-3-1 Holder and Initial Note A-5-3-2 Holder:

AREF 2 WH WF LLC

Notice Address:
AREF 2 WH WF LLC

31 West 27th Street, 12th Floor

New York, New York 10001

Attention: Michael Schulte

with a copy to:

Dechert LLP

300 South Tryon Street, Suite 800

Charlotte, North Carolina 28202

Attention: Stewart McQueen

B-2

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Capital Trust, Inc.
9.	Clarion Partners
10.	CreXus Investment Corporation/Annaly Capital Management
11.	DigitalBridge Group, Inc.
12.	DLJ Real Estate Capital Partners
13.	Dune Real Estate Partners
14.	Eightfold Real Estate Capital, L.P.
15.	Five Mile Capital Partners
16.	Fortress Investment Group LLC
17.	Garrison Investment Group
18.	Goldman, Sachs & Co.
19.	H/2 Capital Partners LLC
20.	Hudson Advisors
21.	Investcorp International
22.	iStar Financial Inc.
23.	J.P. Morgan Investment Management Inc.
24.	JER Partners
25.	Lend-Lease Real Estate Investments
26.	Libermax Capital LLC
27.	LoanCore Capital
28.	Lone Star Funds
29.	Lowe Enterprises
30.	Normandy Real Estate Partners
31.	One William Street Capital Management, L.P.
32.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
33.	Praedium Group
34.	Raith Capital Partners, LLC
35.	Rialto Capital Management, LLC
36.	Rialto Capital Advisors LLC
37.	Rimrock Capital Management LLC
38.	Rockpoint Group
39.	Rockwood
40.	RREEF Funds
41.	Square Mile Capital Management
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42.	Starwood Capital Group/Starwood Financial Trust
43.	The Blackstone Group
44.	The Carlyle Group
45.	Torchlight Investors
46.	Walton Street Capital, L.L.C.
47.	Westbrook Partners
48.	WestRiver Capital
49.	Wheelock Street Capital
50.	Whitehall Street Real Estate Fund, L.P.

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EXHIBIT D

DECISIONMAKING PRIOR TO SECURITIZATION

Unanimous Decisions:

(1)	Any increase or decrease in the interest rate specified in the Mortgage Loan Documents.
(2)	Any increase or decrease of the term of any portion of the Mortgage Loan.
(3)	Any substitution of the Mortgaged Properties securing the Mortgage Loan.
(4)	Any waiver, reduction, deferral or forgiveness of principal or interest for any portion of the Mortgage Loan.
(5)	Any sale, transfer or encumbrance of any collateral for the Mortgage Loan or the underlying property, other than as permitted in the Mortgage Loan Documents with no lender discretion.
(6)	Any sale, transfer or encumbrance of any direct or indirect interests in the Mortgage Loan Borrower other than as set forth in the Mortgage Loan Documents.
(7)	Any release of the borrower or guarantor from any liability or obligation as set forth in the Mortgage Loan Documents except those that are non-monetary and de minimis in nature.
(8)	A release of material collateral for the Mortgage Loan to the extent the lender has a consent right as set forth in the applicable Mortgage Loan Documents.
(9)	Waivers of, or approval of, material negative deviations from, any material economic terms of the Mortgage Loan Documents.
(10)	Any material modification of or material amendment to the Mortgage Loan Documents not otherwise covered above (including, without limitation, creating any mezzanine loans).
(11)	Any exercise of remedies, including the acceleration of the Mortgage Loan or a proposed or actual foreclosure upon or comparable conversion (including acceptance of a deed-in-lieu of foreclosure) of the ownership of the Mortgaged Property during an event of default.
(12)	Any sale of the Mortgage Loan when it is a Defaulted Loan, or REO property, in each case, for a price less than the sum of the outstanding principal balance of the Mortgage Loan, all accrued and unpaid interest on the Mortgage Loan and all unreimbursed servicing advances plus accrued and unpaid interest on all advances.
(13)	Instituting, filing, commencing, acquiescing, petitioning or invoking any Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or any other affiliate of the Mortgage Loan Borrower that is a party to the Mortgage Loan (or applicable tranche thereof) or all or any part of the Mortgage Loan Borrower’s or any such other party’s respective property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower or such other party (notwithstanding the foregoing, each Note Holder shall have the right to make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Insolvency Proceeding by or against the Mortgage Loan Borrower or any such other party, solely with respect to such Note Holder’s pro rata interest in the Mortgage Loan (or applicable tranche thereof).

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